EXHIBIT 10.1

NEITHER THIS SENIOR SECURED CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) NO SALE OR DISPOSITION MAY BE EFFECTED OF THIS NOTE OR THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF EXCEPT (I) OUTSIDE OF THE UNITED STATES TO NON-U.S. PERSONS IN COMPLIANCE WITH REGULATION S UNDER THE ACT, (II) UNDER AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SALE OR DISPOSITION (III) OR PURSUANT AN OPINION OF COUNSEL FOR THE HOLDER SATISFACTORY TO THE COMPANY THAT REGISTRATION OF SUCH SALE OR DISPOSITION IS NOT REQUIRED UNDER THE ACT.

ENOCHIAN BIOSCIENCES INC.

FORM OF AMENDED AND RESTATED SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

Original Principal Amount: US$600,000	Effective Date: December 30, 2022

For value received, ENOCHIAN BIOSCIENCES INC., a Delaware corporation (the “Company”), promises to pay to PASECO APS (“Holder”), or its registered assigns, in lawful money of the United States of America the principal sum of SIX HUNDRED THOUSAND DOLLARS (US$600,000) (the “Principal”), or such lesser amount as shall equal the outstanding principal amount hereof, due and payable on the date and in the manner set forth below.

WHEREAS, the Company originally issued to the Holder a convertible promissory note, Identification Number A-[1/2], in the original principal amount of $600,000 issued on February 6, 2020 (the “Original Note”). The Company and the Holder hereby agree to amend and restate the Original Note as follows.

The following is a statement of the rights of the Holder and the condition to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1.              Repayment; Interest.

(a)           All payments of Principal and accrued and unpaid Interest (as defined below) shall be in lawful money of the United States of America (except as set forth in Section 1(b) below). The outstanding Principal amount of the Note shall be due and payable on February 28, 2024 (the “Maturity Date”). Unless this Note has been previously converted in full in accordance with the terms of Section 2 or prepaid in full in accordance with the terms of Section 3, the entire outstanding of balance Principal and all accrued and unpaid Interest (as defined below) shall become fully due and payable on the Maturity Date.

(b)           Interest on this Note shall commence accruing on the Effective Date at twelve percent (12%) per annum, which shall be computed on the basis of twelve 30-day months, shall compound monthly on the final day of each calendar month (the “Compound Date”) based upon the Principal and all accrued and unpaid Interest outstanding as of such Compound Date (such amounts accrued and outstanding as of a given date, the “Interest”).

(c)           All Interest accrued and unpaid prior to the Effective Date and all Interest due and payable from the Issuance to the Maturity Date shall be payable by the Company in-kind on the Effective Date in fully paid and non-assessable shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), valued at $1.03 per share of Common Stock, which was the closing sale price of the Common Stock on the Nasdaq Capital Market on the Effective Date. For the avoidance of doubt, the Interest paid under this Section 4 shall be 99,219 shares of Common Stock.

2.             Conversion. The Company shall provide a notice to the Holder not less than 10 days prior to the anticipated date of the consummation of a public offering or private placement (a “Qualified Offering”) of Common Stock or securities convertible into Common Stock (“New Securities”). Upon consummation of a Qualified Offering, the then outstanding principal balance of this Note, along with any unpaid accrued interest and all other amounts, costs, expenses and liquidated damages due in respect of this Note may be converted on the closing date of such Qualified Offering, at the election of the Holder, into such New Securities at the price per New Security being paid by the investors in such Qualified Offering.

3.             Prepayment. The Company may prepay any unpaid Principal and Interest outstanding this Note prior to the Maturity Date without the prior written consent of the Holder. Any such prepayment under this Section 3 shall be credited first to unpaid Interest, and second to Principal.

4.             Security Agreement. This Note is secured by all assets of the Company pursuant to that certain Security Agreement (as amended, restated or otherwise modified from time to time, the “Security Agreement”) dated December 30, 2022 made in favor of the Holder among the Company and the Holder.

5.             Default. If there shall be any Event of Default (as defined below) hereunder, at the option and upon the declaration of the Holder and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Subsections 5(e) or 5(f)), this Note shall accelerate and all Principal shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)           The Company fails to pay timely any of the Interest due under this Note on any Interest Payment Date, provided that such Event of Default is not cured within thirty (30) days after the Company receives written notice thereof from the Holder (the “Cure Period”);

(b)           The Company fails to pay timely pay any and all amounts owed under this Note on the Maturity Date, provided that such Event of Default is not cured within the Cure Period;

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(c)           The Company shall default in its performance of any covenant under the Note, provided that such Event of Default is not cured within the Cure Period;

(d)           The Company shall default in its performance of any of its payment obligations under that certain senior promissory note in the original principal amount of $5,000,000 issued to the Holder on March 30, 2020, as amended, provided that such default is not cured within thirty (30) days after the Company receives written notice thereof from the Holder;

(e)           The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; or

(f)            An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

6.             Cancellation. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

7.             Waiver. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

8.             Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware, as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware, without giving effect to conflicts of laws principles.

9.             Arbitration. Any disputes, claims, or controversies arising out of or relating to this Agreement or the Notes, or the transactions, contemplated thereby, or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, shall be referred to and resolved solely and exclusively by binding arbitration to be conducted before the Judicial Arbitration and Mediation Service (“JAMS”), or its successor pursuant the expedited procedures set forth in the JAMS Comprehensive Arbitration Rules and Procedures (the “Rules” ), including Rules 16.1 and 16.2 of those Rules. The arbitration shall be held in New York, New York, before a tribunal consisting of three (3) arbitrators each of whom will be selected in accordance “strike and rank” methodology set forth in Rule 15. Either party to this Agreement may, without waiving any remedy under this Agreement, seek from any federal or state court sitting in the State of New York any interim or provisional relief that is necessary to protect the rights or property of that party, pending the establishment of the arbitral tribunal. The costs and expenses of such arbitration shall be borne equally by each Party, except each Party shall pay its own attorneys’ fees. The arbitrators’ decision must set forth a reasoned basis for any award of damages or finding of liability. The arbitrators’ decision and award will be made and delivered as soon as reasonably possibly and in any case within sixty (60) days’ following the conclusion of the arbitration hearing and shall be final and binding on the parties and may be entered by any court having jurisdiction thereof. THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY TRANSACTION CONTEMPLATED HEREBY.

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10.           Modification; Waiver. Any provision of this Note may be amended or waived upon the written consent of the Company and the Holder.

11.           No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder of the Company.

12.           Assignment. This Note may be assigned or transferred by the Holder only upon his surrender to the Company for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company, which such assignment or transfer shall be in compliance by the transferee with applicable federal and state securities laws regarding such transfer to the satisfaction of the Company, including Regulation S under the Securities Act. Thereupon, this Note shall be reissued to, and registered in the name of, the transferee, or a new Note for like Principal amount and interest shall be issued to, and registered in the name of, the transferee. The Company may not assign its obligations under this Note without consent of the Holder. The rights and obligations of the Company and Holder shall be binding upon and benefit any persons who are the successors, assigns, heirs, administrators and transferees of the parties.

13.           Severability. If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note in that jurisdiction or the validity or enforceability of any provision of this Note in any other jurisdiction.

14.           Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: i) upon receipt, when delivered personally; ii) upon receipt, when sent by email; or iii) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and email addresses for such communications shall be:

If to the Company:

               Enochian BioSciences Inc.

9480 NE 2nd Avenue, #73

Miami, FL 33138

Phone: (305) 918-1980

E-mail: lpuche@enochianbio.com

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Attention: Luisa Puche

with a copy to:                     K&L Gates LLP

200 South Biscayne Boulevard

Suite 3900

Miami, FL 33131

Facsimile: (305) 359-3306

E-mail: clayton.parker@klgates.com

Attention: Clayton E. Parker, Esq.

                              If to the Holder:

                              [ ]

** signature page follows **

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The Company has caused this Note to be issued effective as of the date first written above.

COMPANY:

ENOCHIAN BIOSCIENCES INC.

By:	/s/ Luisa Puche
Name:	Luisa Puche
Title:	Chief Financial Officer

**signature page to the Convertible Promissory Note **

EXHIBIT A -- NOTICE OF CONVERSION

The undersigned hereby elects to convert $_________ Interest and Principal amount of the Note (defined below) into that number of shares of Common Stock to be issued pursuant to the Conversion of the Note as set forth below, of ENOCHIAN BIOSCIENCES INC., a Delaware corporation (the “Company”) according to the conditions of the convertible promissory note of the Company dated as of ____________ ___ (the “Note”), as of the date written below. No fee will be charged to the Holder for any Conversion:

Box Checked as to applicable instructions:

[ ]            The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

ENOCHIAN BIOSCIENCES INC.

Date of Conversion:

Applicable Conversion Price:                                     $

Number of Shares of Common Stock to be Issued
Pursuant to Conversion of the Note:

Amount of Principal and Interest Balance Due remaining
Under the Note after this Conversion:               $

HOLDER:

The Company hereby (a) acknowledges this Notice of Conversion, (b) certifies that the above indicated number of shares of Common Stock are eligible to be resold by the Holder pursuant to (i) Regulation S under the Securities Act, (ii) an effective registration statement or (iii) an opinion of counsel acceptable to the Company (c) hereby directs _________________ to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated _____________, 20__ from the Company

COMPANY:

ENOCHIAN BIOSCIENCES INC.

By:
Name:
Title: